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                                                                    Exhibit 23.3


                   CONSENT OF H. J. GRUY AND ASSOCIATES, INC.

         We hereby consent to the use of the name H.J. Gruy and Associates, Inc. And of references to H.J. Gruy and Associates, Inc. And to the inclusion of and references to our report dated February 25, 1999, prepared for Range Resources Corporation in the Range Resources Corporation Annual Report on Form 10-K/A for the year ended December 31, 1998.

                                                  H.J. GRUY AND ASSOCIATES, INC.

September 16, 1999
Houston, Texas